SECOND AMENDED AND RESTATED

BYLAWS OF

PACER INTERNATIONAL, INC.

(the "Corporation")

ARTICLE I

OFFICES

The Corporation may have such offices, either within or without the State of Tennessee, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

ARTICLE II

SHAREHOLDERS

2.1 Annual Meeting.

An annual meeting of the shareholders of the Corporation, commencing with the year 2002, shall be held on such date as may be determined by the Board of Directors (or the Chairman of the Board of Directors in the absence of a designation by the Board of Directors). The business to be transacted at such meeting shall be the election of directors and such other business as shall be properly brought before the meeting.

2.2 Special Meetings.

Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by law, may be called by the Chairman, the Chief Executive Officer, the Board of Directors or by two or more members of the Board of Directors, and may not be called by any other person. Business transacted at all special meetings shall be confined to the purpose or purposes stated in the notice of meeting. Notwithstanding the foregoing, whenever holders of one or more classes or series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, such holders may call special meetings of such holders pursuant to the terms of the articles of amendment establishing such class or series solely for the purpose of electing such directors.

    Place of Meetings.

The Board of Directors may designate (or in the absence of such a designation by the Board of Directors, the Chairman of the Board of Directors may designate) any place, either within or without the State of Tennessee, as the place of meeting for any annual meeting or for any special meeting. If no place is fixed by the Board of Directors (or by the Chairman of the Board of Directors as aforesaid), the meeting shall be held at the principal office of the Corporation.

2.4 Notice of Meetings; Waiver.

(a) Notice. Notice of the date, time and place of each annual and special shareholders' meeting and, in the case of a special meeting, a description of the purpose or purposes for which the meeting is called, shall be given no fewer than ten (10) days nor more than two (2) months before the date of the meeting. Such notice shall comply with the requirements of Article XI of these Bylaws.

(b) Waiver. A shareholder may waive any notice required by law, the Charter or these Bylaws before or after the date and time stated in such notice. The waiver must be in writing, be signed by the shareholder entitled to the notice and be delivered to the Corporation for inclusion in the minutes or filing with the corporate records. A shareholder's attendance at a meeting: (1) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting (or promptly upon his arrival) objects to holding the meeting or transacting business at the meeting; and (2) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

2.5 Record Date.

The Board of Directors shall fix as the record date for the determination of shareholders entitled to notice of a shareholders' meeting, to vote or to take any other action at a shareholders' meeting, a date not more than seventy (70) days nor less than ten (10) days before the meeting requiring a determination of shareholders.

A record date fixed for a shareholders' meeting is effective for any adjournment of such meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than four (4) months after the date fixed for the original meeting.

2.6 Shareholders' List.

After the record date for a meeting has been fixed, the Corporation shall prepare an alphabetical list of the names of all shareholders who are entitled to notice of a shareholders' meeting. Such list will be arranged by voting group (and within each voting group by class or series of shares), and will show the address of and number of shares held by each shareholder. The shareholders' list will be available for inspection by any shareholder, beginning two (2) business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the Corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held. A shareholder, his agent or attorney is entitled on written demand to inspect and, subject to the requirements of the Tennessee Business Corporation Act (the "Act"), to copy the list, during regular business hours and at his expense, during the period it is available for inspection.

2.7 Voting Groups; Quorum; Adjournment.

All shares entitled to vote and be counted together collectively on a matter at a meeting of shareholders shall be a "voting group." Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Except as otherwise required by the Act or provided in the Charter, a majority of the votes entitled to be cast on a matter by a voting group constitutes a quorum of that voting group for action on that matter.

Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

If a quorum of a voting group shall not be present or represented at any meeting, the shares entitled to vote thereat shall have power to adjourn the meeting to a different date, time or place without notice other than announcement at the meeting of the new time, date or place to which the meeting is adjourned; provided, however, if a new record date for the adjourned meeting is or must be fixed under Tennessee law, notice of the adjourned meeting must be given to persons who are shareholders as of the new record date. At any adjourned meeting at which a quorum of any voting group shall be present or represented, any business may be transacted by such voting group which might have been transacted at the meeting as originally called.

2.8 Voting of Shares.

Unless otherwise provided by the Act or the Charter, each outstanding share is entitled to one (1) vote on each matter voted on at a shareholders' meeting. Only shares are entitled to vote. Shareholders are not entitled to cumulative voting for the election of directors.

If a quorum exists, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the Charter or the Act requires a greater number of affirmative votes. Unless otherwise provided in the Charter, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

The following provision sets forth criteria pursuant to which the Corporation will accept or reject votes in accordance with Section 48-17-205 of the Act. Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held. A person whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation, such person has expressly empowered the pledgee to vote thereon, in which case only the pledgee or such pledgee's proxy may represent such stock and vote thereon. If shares or other securities having voting power stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary of the Corporation shall be given written notice to the contrary and furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect: (i) subject to the provisions of Section 48-17-203(i)(1) of the Act with respect to votes by proxies, if only one votes, such person's act binds all; (ii) if more than one votes, the act of the majority so voting binds all; and (iii) if more than one votes, but the vote is evenly split on any particular matter, such shares shall be voted in the manner provided by Tennessee law. If the instrument so filed shows that any such tenancy is held in unequal interests, a majority or even-split for the purposes of this Section 2.8 shall be a majority or even-split in interest.

2.9 Proxies.

A shareholder may vote his shares in person or by proxy. A shareholder may appoint a proxy to vote or otherwise act for him by signing an appointment either personally or by his attorney-in-fact. An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes. An appointment is valid for eleven (11) months unless another period is expressly provided in the appointment form. An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.

2.10 Acceptance of Shareholder Documents.

If the name signed on a shareholder document (a vote, waiver, or proxy appointment) corresponds to the name of a shareholder, the Corporation, if acting in good faith, is entitled to accept such shareholder document and give it effect as the act of the shareholder. If the name signed on such shareholder document does not correspond to the name of a shareholder, the Corporation, if acting in good faith, is nevertheless entitled to accept such shareholder document and to give it effect as the act of the shareholder if:

(i) the shareholder is an entity and the name signed purports to be that of an officer or agent of the entity;

(ii) the name signed purports to be that of a fiduciary representing the shareholder and, if the Corporation requests, evidence of fiduciary status acceptable to the Corporation has been presented with respect to such shareholder document;

(iii) the name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder, and, if the Corporation requests, evidence of this status acceptable to the Corporation has been presented with respect to the shareholder document;

(iv) the name signed purports to be that of a pledgee, beneficial owner or attorney-in-fact of the shareholder, and, if the Corporation requests, evidence acceptable to the Corporation of the signatory's authority to sign for the shareholder has been presented with respect to such shareholder document; or

(v) two or more persons are the shareholder as co-tenants or fiduciaries and the name signed purports to be the name of at least one (1) of the co-owners and the person signing appears to be acting on behalf of all the co-owners.

The Corporation is entitled to reject a shareholder document if the Secretary or other officer or agent authorized to tabulate votes, acting in good faith, has a reasonable basis for doubt about the validity of the signature on such shareholder document or about the signatory's authority to sign for the shareholder.

2.11 Presiding Officer and Secretary.

Meetings of the shareholders shall be presided over by the Chairman, or if he is not present or if the Corporation shall not have a Chairman, by the Chief Executive Officer or President, or if neither the Chairman nor the Chief Executive Officer or President is present, by a chairman to be chosen by a majority of the shareholders entitled to vote at such meeting. The Secretary or, in his absence, an Assistant Secretary shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the chairman presiding at such meeting shall choose any person present to act as secretary of the meeting.

2.12 Notice of Director Nominations.

(a) Notice of Director Nominations. Nominations for the election of directors may be made (1) pursuant to the Corporation's notice of meeting, (2) by the Board of Directors or a committee appointed by the Board of Directors authorized to make such nominations, or (3) by any shareholder of the Corporation who (i) was a shareholder of record (and, with respect to any beneficial owner, if any, on whose behalf such nomination is proposed to be made, only if such beneficial owner was the beneficial owner of shares of the Corporation) both at the time of giving of notice provided for in this Section 2.12 and at the time of such meeting, (ii) is entitled to vote in the election of directors generally at the meeting and (iii) complies with the notice procedures set forth in this Section 2.12; it being understood for the avoidance of doubt that the foregoing clause (3) shall be the exclusive means for a shareholder to make nominations for election of directors before a special meeting of shareholders at which directors are to be elected pursuant to the Corporation's notice of meeting or before an annual meeting of shareholders. For a shareholder to make any nomination of a person for election to the Board of Directors at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation's notice of meeting or before an annual meeting of shareholders, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation and provide any updates or supplements to such notice at the times and in the forms required by this Section 2.12. Any such shareholder nomination may be made with respect to an election to be held at an annual meeting of shareholders only if written notice of such nomination meeting all of the requirements of the following paragraph (b) of this Section 2.12 has been given, either by personal delivery or by United States mail, postage prepaid, and received by the Secretary of the Corporation at its principal executive offices not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the date the Corporation's notice of annual meeting was provided with respect to the previous year's annual meeting; provided, however, if the Company did not hold an annual meeting the previous year, or if the date of the annual meeting has been changed to be more than thirty (30) calendar days earlier than or sixty (60) calendar days after that anniversary, then, in order to be timely, a shareholder's notice must be received at the principal executive offices of the Corporation not more than ninety (90) calendar days before nor later than the later of sixty (60) days prior to the date of such annual meeting or the tenth day following the date on which Public Announcement of such annual meeting is first made; provided, further, that in no event shall an adjournment of an annual meeting or the Public Announcement thereof commence a new time period for the giving of a shareholder's notice as described above. Provided that the Board of Directors of the Corporation has determined that directors shall be elected at a special meeting of shareholders pursuant to the Corporation's notice of meeting, any such shareholder nomination may be made with respect to the election to be held at the special meeting of shareholders only if written notice of such nomination meeting all of the requirements of the following paragraph (b) of this Section 2.12 has been given, either by personal delivery or by United States mail, postage prepaid, and received by the Secretary of the Corporation at its principal executive offices not later than the close of business on the tenth day following the date on which notice of such special meeting is first given to shareholders. In no event shall any adjournment or postponement of a special meeting or the Public Announcement thereof commence a new time period for the giving of a shareholder's notice as described above. Unless otherwise defined herein, capitalized terms used in this Section 2.12 have the meanings assigned to them in Section 2.13A.

(b) Requirements for Proper Shareholder Notice. In the case of any nomination by a shareholder, to be in proper form, each such shareholder notice shall set forth (and, in the case of clause (b)(1)(v) below), include and have attached thereto):

(1) as to each person whom the shareholder proposes to nominate for election or re-election as a director: (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class or series and number of shares of the Corporation which are owned beneficially or of record by such person, (iv) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings (whether written or oral) during the past three years, and any other material relationships, between or among the Nominating Person, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates or associates (as defined in Section 2.13A), or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the Nominating Person were the "registrant" for purposes of such rule and the nominee were a director or executive officer of such registrant, (v) a completed and signed questionnaire, representation and agreement required by the following paragraph (c) of this Section 2.12, (vi) a statement whether each such nominee, if elected, intends to comply with the Corporation's Corporate Governance Guidelines, including, without limitation, whether such nominee intends to tender, promptly following such person's failure to receive a majority vote for election or re-election in accordance with the Corporation's Corporate Governance Principles at the next meeting at which such person would face election or re-election, an irrevocable resignation effective upon acceptance of such resignation by the Board of Directors, (vii) any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the Corporation held or beneficially owned, directly or indirectly, by such person or his or her affiliates or associates, (viii) any direct or indirect interest of such person or his or her affiliates or associates in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (ix) any pending or threatened litigation in which such person or his or her affiliates or associates is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation, (x) any material transaction occurring during the prior twelve months between such person or his or her affiliates or associates, on the one hand, and the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation, on the other hand, and (xi) any other information relating to such person that is required to be disclosed in solicitations of proxies with respect to nominees for election as directors pursuant to Regulation 14A under the Exchange Act, in an election contest (even if an election contest is not involved) or that is otherwise required to be disclosed under the rules and regulations of the SEC (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a director, if elected); and

(2) as to the shareholder giving the notice: (i) the name and address, as they appear on the Corporation's books, of the Nominating Person, (ii) (A) the class or series and number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by the Nominating Person, (B) any Derivative Instrument directly or indirectly owned beneficially by the Nominating Person and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the price or value of shares of the Corporation, which Derivative Instrument shall be disclosed without regard to whether (y) the Derivative Instrument conveys any voting rights in such shares to the Nominating Person or (z) any the Nominating Person may have entered into other transactions that hedge or mitigate the economic effect of such Derivative Instrument, (C) any proxy, agreement, arrangement, understanding (whether written or oral), or relationship pursuant to which the Nominating Person has a right to vote any class or series of shares of the Corporation, (D) any Short Interests in respect of any class or series of shares of the Corporation held or beneficially owned, directly or indirectly, by the Nominating Person, (E) any rights to dividends on the shares of the Corporation owned beneficially by such Nominating Peron that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments or Short Interests held, directly or indirectly, by a general or limited partnership in which the Nominating Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, (G) any performance-related fees (other than an asset-based fee) that the Nominating Person is entitled to based on any increase or decrease in the price or value of shares of the Corporation or Derivative Instruments or Short Interests, (H) any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the Corporation held or beneficially owned, directly or indirectly, by the Nominating Person, (I) any direct or indirect interest of the Nominating Person in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (J) any pending or threatened litigation in which the Nominating Person is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation, and (K) any material transaction occurring during the prior twelve months between the Nominating Person, on the one hand, and the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation, on the other hand, (iii) a representation that the shareholder or beneficial owner, if any, (A) is a record or beneficial holder of at least one percent (1%) or $1,000 in market value of stock of the Corporation entitled to vote at such meeting; (B) has held such stock for at least one year and shall continue to own such stock through the date of such meeting; and (C) intends to appear in person or by proxy at the meeting to present the nomination, (iv) a representation whether the Nominating Person intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to approve the nomination and/or otherwise to solicit proxies from shareholders in support of the nomination, (v) a reasonably detailed description of all agreements, arrangements or understandings (whether written or oral) between the Nominating Person and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Nominating Person, and (vi) any other information relating to the Nominating Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act (even if an election contest is not involved) and the rules and regulations promulgated thereunder or that is otherwise required to be disclosed under the rules and regulations of the SEC. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable shareholder's understanding of the independence, or lack thereof, of such nominee.

(c) Questionnaire and Agreement to be Completed by Nominee. To be eligible to be a nominee for election or re-election as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under this Section 2.12) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of the person proposed to be nominated as a director (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that (1) such person is not and will not become a party to (i) any agreement, arrangement or understanding (whether written or oral) with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a "Voting Commitment") that has not been disclosed to the Corporation or (ii) any Voting Commitment that could limit or interfere with such person's ability to comply, if elected as a director of the Corporation, with such person's fiduciary duties under applicable law, (2) is not and will not become a party to any agreement, arrangement or understanding (whether written or oral) with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation, and (3) in such person's individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

(d) Supplemental Notices by Shareholder. A shareholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.12 shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than ten (10) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting, if practicable or, if not practicable, on the first practicable date prior to the date of the meeting or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

(e) Exclusive Means for Shareholder Nomination; General. This Section 2.12 sets forth the exclusive means for a shareholder to make nominations for the election of directors before an annual or special meeting of shareholders and only such persons who are nominated in accordance with the procedures set forth in this Section 2.12 shall be eligible to be nominees for election as a director. Except as otherwise provided by law, the Charter or these Bylaws, the Chairman of the meeting shall have the power and authority to determine whether a nomination brought before the meeting was made in accordance with the provisions of this Section 2.12 and, if any proposed nomination is not in compliance with this Section 2.12, the Chairman shall declare that such defective proposal shall not be acted upon at the meeting. Notwithstanding anything in these Bylaws to the contrary, unless otherwise required by law, if the Nominating Person does not provide the information required under this Section 2.12 to the Corporation within the time periods specified herein, or the Nominating Person (or a qualified representative of the shareholder or beneficial owner) does not appear at the meeting to present the nomination, such nomination shall not be acted upon, notwithstanding that proxies in respect of such nomination may have been received by the Corporation.

2.13 Notice of New Business.

(a) Notice of New Business. At an annual meeting of the shareholders only such business shall be conducted, and only such proposals of other business shall be acted upon, as shall have been properly brought before the meeting. To be properly brought before the annual meeting such business must be (1) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (2) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (3) otherwise properly brought before the meeting by a shareholder of the Corporation who (i) is a shareholder of record (and with respect to any beneficial owner, if any, on whose behalf such business is proposed, only if such beneficial owner was a beneficial owner of shares of the Corporation) both at the time of giving notice provided for in this Section 2.13 and at the time of the meeting, (ii) is entitled to vote on the matter at the meeting, and (iii) complies with the notice procedures set forth in this Section 2.13; it being understood for the avoidance of doubt that the foregoing clause (3) shall be the exclusive means for a shareholder to submit proposals of other business (other than for matters properly brought forth under Rule 14a-8 under the Exchange Act and included in the Corporation's notice of meeting) before an annual meeting of shareholders. Shareholders shall not be permitted to propose business to be brought before a special meeting of shareholders of the Corporation and the only business transacted at a special meeting of shareholders shall be confined to the purpose or purposes stated in the Corporation's notice of meeting. Shareholders seeking to nominate persons for election to the Board of Directors must comply with Section 2.12 and this Section 2.13 shall not be applicable to such nominations. For a proposal of any other business to be properly brought before an annual meeting by a shareholder, (1) the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation (such notice to meet all of the requirements of the following paragraph (b) of this Section 2.13) and provide any updates or supplements to such notice at the times and in the forms required by this Section 2.13, (2) such other business must otherwise be a proper matter for shareholder action, and (3) the proposal and the shareholder (and the beneficial owner, if any, on whose behalf such business is proposed) must comply with Regulation 14A under the Exchange Act and the rules and regulations promulgated thereunder. To be timely, a shareholder's notice with respect to an annual meeting of shareholders must be delivered to or mailed, postage prepaid, and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the date the Corporation's notice of annual meeting was provided with respect to the previous year's annual meeting. If the Corporation did not hold an annual meeting the previous year, or if the date of the annual meeting has been changed to be more than thirty (30) calendar days earlier than or sixty (60) calendar days after that anniversary, then, in order to be timely, a shareholder's notice with respect to an annual meeting of shareholders must be received at the principal executive offices of the Corporation not more than ninety (90) calendar days before nor later than the later of sixty (60) days prior to the date of such annual meeting or the tenth day following the date on which Public Announcement of such annual meeting is first made. In no event shall the adjournment of an annual meeting or the Public Announcement thereof commence a new time period for the giving of a shareholder's notice as described above. Unless otherwise defined herein, capitalized terms used in this Section 2.13 have the meanings assigned to them in Section 2.13A.

(b) Requirements for Proper Shareholder Notice of New Business. To be in proper form, a shareholder's written notice to the Secretary shall set forth as to each matter (other than a nomination of a director which is governed exclusively by the provisions of Section 2.12) the shareholder proposes to bring before the annual meeting: (1) a reasonably brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of the Proposing Person, (2) the text of the proposal or business (including the text of any resolution proposed for consideration), (3) the name and address, as they appear on the Corporation's books, of the Proposing Person, (4) (i) the class or series and number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by the Proposing Person, (ii) any Derivative Instrument directly or indirectly owned beneficially by the Proposing Person and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the price or value of shares of the Corporation, which Derivative Instrument shall be disclosed without regard to whether (y) the Derivative Instrument conveys any voting rights in such shares to the Proposing Person or (z) the Proposing Person may have entered into other transactions that hedge or mitigate the economic effect of such Derivative Instrument, (iii) any proxy, agreement, arrangement, understanding (whether written or oral), or relationship pursuant to which the Proposing Person has a right to vote any class or series of shares of the Corporation, (iv) any Short Interest in respect of any shares of any class or series of the Corporation held or beneficially owned, directly or indirectly, by the Proposing Person, (v) any rights to dividends on the shares of the Corporation owned beneficially by the Proposing Person that are separated or separable from the underlying shares of the Corporation, (vi) any proportionate interest in shares of the Corporation or Derivative Instruments or Short Interests held, directly or indirectly, by a general or limited partnership in which the Proposing Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, (vii) any performance-related fees (other than an asset-based fee) that the Proposing Person is entitled to based on any increase or decrease in the price or value of shares of the Corporation or Derivative Instruments or Short Interests, (viii) any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the Corporation held or beneficially owned, directly or indirectly, by the Proposing Person, (ix) any direct or indirect interest of the Proposing Person in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (x) any pending or threatened litigation in which the Proposing Person is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation, and (xi) any material transaction occurring during the prior twelve months between the Proposing Person, on the one hand, and the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation, on the other hand, (5) a representation that the Proposing Person (i) is a record or beneficial holder of at least one percent (1%) or $1,000 in market value of stock of the Corporation entitled to vote at such meeting; (ii) has held such stock for at least one year and shall continue to own such stock through the date of such meeting; and (iii) intends to appear in person or by proxy at the meeting to present the proposal specified in the notice, (6) a representation whether the Proposing Person intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding shares required to approve the proposal and/or otherwise to solicit proxies from shareholders in support of the proposal, (7) any financial or other material interest of the Proposing Person in such proposal, (8) a reasonably detailed description of all agreements, arrangements or understandings (whether written or oral) between the Proposing Person and any other person or persons (including their names) in connection with the proposal of such business by such shareholder or beneficial owner, if any, and (9) any other information relating to the Proposing Person that would be required to be disclosed in a proxy statement or other filings required to be made for the proposal pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

(c) Supplemental Notices by Shareholder. A shareholder providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.13 shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than ten (10) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting, if practicable or, if not practicable, on the first practicable date prior to the date of the meeting or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

(d) General. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual or special meeting except in accordance with the procedures set forth in this Section 2.13. Except as otherwise provided by law, the Charter or these Bylaws, the Chairman of the meeting shall have the power and authority to determine whether new business or any shareholder proposal brought before the meeting was made in accordance with the provisions of this Section 2.13, and, if any new business or any shareholder proposal is not in compliance with this Section 2.13, the Chairman shall declare to the meeting that such business or proposal shall not be acted upon at the meeting. Notwithstanding anything in these Bylaws to the contrary, unless otherwise required by law, if the Proposing Person does not provide the information required under Section 2.13 to the Corporation within the time periods specified herein, or the Proposing Person (or a qualified representative of the Proposing Person) does not appear at the meeting to present the proposed business, such business shall not be acted upon, notwithstanding that proxies in respect of such business may have been received by the Corporation. This Section 2.13 shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees, but in connection with such reports no new business shall be acted upon at such annual meeting unless stated and filed as herein provided.

  2.13A Other Requirements Relating to Shareholder Director Nominations and Shareholder Business Proposals; Certain Definitions.

  (a) Integration with Exchange Act Processes. Notwithstanding the foregoing provisions of Section 2.12 or Section 2.13, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in Section 2.12 and Section 2.13, provided, however, that any references in such Sections to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section 2.12 or Section 2.13, respectively, of these Bylaws. Nothing in such Sections shall be deemed to affect any rights of (1) shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (2) the holders of any series of Preferred Stock if and to the extent provided for under law, the Charter or these Bylaws.

  (b) Definitions. For purposes of Sections 2.12 and 2.13, the following capitalized terms will have the meanings set forth below.

  (1) The terms "affiliate" and "associate" shall have the meanings set forth in Rule 12b-2 under the Exchange Act.

  (2) The term "Derivative Instrument" shall mean any option, warrant, convertible security, stock appreciation right, swap, derivative or similar right, interest or transaction or series of transactions, whether or not issued by the Corporation, with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation (or for purposes of Sections 2.12(b)(1)(vii), 2.12(b)(2)(ii)(H) and 2.13(b)(4)(viii), of a principal competitor) or with a value derived in whole or in part from the value, price or volatility of any class or series of shares of the Corporation (or for purposes of Sections 2.12(b)(1)(vii), 2.12(b)(2)(ii)(H) and 2.13(b)(4)(viii), of a principal competitor), whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation (or for purposes of Sections 2.12(b)(1)(vii), 2.12(b)(2)(ii)(H) and 2.13(b)(4)(viii), of a principal competitor) or otherwise.

  (3) The term "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

  (4) The term "Nominating Person" shall mean any shareholder proposing to nominate a person for election or re-election as a director and the beneficial owner, if any, on whose behalf a nomination for director is made as well as any affiliate or associate of such shareholder or beneficial owner.

  (5) The term "Proposing Person" shall mean any shareholder proposing a matter of other business for consideration by shareholders at an annual meeting and the beneficial owner, if any, on whose behalf a proposal for consideration by shareholders is made, as well as any affiliate or associate of such shareholder or beneficial owner.

  (6) The term "Public Announcement" shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

  (7) The term "SEC" means the Securities and Exchange Commission.

  (8) The term "Short Interest" with respect to a person or entity and a subject security shall mean any agreement, arrangement, understanding (whether written or oral) or relationship, including any repurchase or similar "stock borrowing" agreement or arrangement, engaged in, directly or indirectly, by such person or entity, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of the subject security by, manage the risk of price changes for, or increase or decrease the voting power of, such person or entity with respect to the subject security, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of the subject security.

2.14 Conduct of Meetings.

Meetings of the shareholders generally shall follow accepted rules of parliamentary procedure, subject to the following:

(a) The Chairman of the meeting shall have absolute authority over the matters of procedure and the order of business at such meeting, and there shall be no appeal from the ruling of the Chairman. If, in his absolute discretion, the Chairman deems it advisable to dispense with the rules of parliamentary procedure as to any meeting of shareholders or part thereof, he shall so state and shall state the rules under which the meeting or appropriate part thereof shall be conducted.

(b) If disorder should arise which prevents the continuation of the legitimate business of the meeting, the Chairman may quit the chair and announce the adjournment of the meeting; and upon so doing, the meeting is immediately adjourned.

(c) The Chairman may ask or require that anyone not a bona fide shareholder or proxy leave the meeting.

2.15 Inspectors of Elections.

Preceding any meeting of the shareholders, the Board by resolution or the Chairman of the Board or the Chief Executive Officer shall appoint one or more persons to act as inspectors at the meeting and make a written report thereof. The Corporation may designate one or more alternate inspectors to replace any inspector who fails to act. In the event no inspector or alternate is able to act at a meeting of shareholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of the duties of an inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector's ability. The inspectors shall:

(a) ascertain the number of shares outstanding and the voting power of each,

(b) determine the shares represented at a meeting and the validity of proxies and ballots,

(c) count all votes and ballots,

(d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and

(e) certify their determination of the number of shares represented at the meeting, and his or her count of all votes and ballots.

The inspector(s) may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of inspector.

In determining the shares represented and the validity and counting of proxies and ballots, the inspector shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in accordance with these Bylaws and Tennessee law, ballots and the regular books and records of the Corporation. The inspector may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers or their nominees or a similar person which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the shareholder holds of record. If the inspector considers other reliable information for the limited purpose permitted by this paragraph, the inspector, at the time of his or her certification pursuant to Subsection (e) of this Section 2.15, shall specify the precise information considered, the person or persons from whom the information was obtained, when this information was obtained, the means by which the information was obtained, and the basis for the inspector's belief that such information is accurate and reliable.

ARTICLE III

DIRECTORS

3.1 Powers and Duties.

All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors.

3.2 Number and Term.

(a) Number. The Board of Directors shall consist of no fewer than three (3) nor more than eighteen (18) members, not including directors elected by the Corporation's preferred shareholders. The exact number of directors, within the minimum and maximum, or the range for the size of the Board, or whether the size of the Board shall be fixed or variable-range, may be fixed, changed or determined from time to time by the Board of Directors.

(b) Term. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors, other than directors elected by the Corporation's preferred shareholders. Each class of directors shall be elected for a three-year term. At the 2003 annual meeting of shareholders, Class I directors shall be elected for a three-year term; at the 2004 annual meeting Class II directors shall be elected for a three-year term; and at the 2005 annual meeting Class III directors shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy occurring for any reason, including a vacancy resulting from an increase in such class, shall hold office until the next annual meeting of shareholders and until such director's successor is duly elected and qualified, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

3.3 Meetings; Notice.

The Board of Directors may hold regular and special meetings either within or without the State of Tennessee. The Board of Directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

(a) Regular Meetings. Unless the Charter otherwise provides, regular meetings of the Board of Directors may be held without notice of the date, time, place or purpose of the meeting.

(b) Special Meetings. Special meetings of the Board of Directors may be called by the Chairman, the Chief Executive Officer or the President, and shall be called by the Chairman of the Board or the Secretary on the written request of any two (2) directors. Unless the Charter otherwise provides, special meetings must be preceded by at least twenty-four (24) hours' notice of the date, time and place of the meeting but need not describe the purpose of such meeting, unless otherwise required by law. Such notice shall comply with the requirements of Article XI of these Bylaws.

(c) Adjourned meetings. Notice of an adjourned meeting need not be given if the time and place to which the meeting is adjourned are fixed at the meeting at which the adjournment is taken, and if the period of adjournment does not exceed one (1) month in any one (1) adjournment.

(d) Waiver of Notice. A director may waive any required notice before or after the date and time stated in the notice. Except as provided in the next sentence, the waiver must be in writing, signed by the director and filed with the minutes or corporate records. A director's attendance at or participation in a meeting waives any required notice to him of such meeting unless the director at the beginning of the meeting (or promptly upon his arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

3.4 Quorum.

Unless the Charter requires a greater number, a quorum of the Board of Directors consists of a majority of the fixed number of directors if the Corporation has a fixed board size or a majority of the number of directors prescribed, or if no number is prescribed, the number in office immediately before the meeting begins, if the Corporation has a variable-range board. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting, from time to time, without other than an announcement at the meeting, until a quorum shall be present.

3.5 Voting.

If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors, unless the Charter or these Bylaws require the vote of a greater number of directors. A director who is present at a meeting of the Board of Directors when corporate action is taken is deemed to have assented to such action unless:

(i) he objects at the beginning of the meeting (or promptly upon his arrival) to holding the meeting or transacting business at the meeting;

(ii) his dissent or abstention from the action taken is entered in the minutes of the meeting; or

(iii) he delivers written notice of his dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

3.6 Action without Meeting.

Unless the Charter otherwise provides, any action required or permitted by the Act to be taken at a Board of Directors' meeting may be taken without a meeting. If all directors consent to taking such action without a meeting, the affirmative vote of the number of directors that would be necessary to authorize or take such action at a meeting is the act of the Board of Directors. Such action must be evidenced by one or more written consents describing the action taken, signed by each director in one (1) or more counterparts, indicating each signing director's vote or abstention on the action, which consents shall be included in the minutes or filed with the corporate records reflecting the action taken. Action taken by consent is effective when the last director signs the consent, unless the consent specifies a different effective date.

3.7 Compensation.

Directors, and members of any committee created by the Board of Directors, shall be entitled to such compensation for their services as directors and members of such committee as shall be fixed from time to time by the Board, and shall also be entitled to reimbursement for any reasonable expenses incurred in attending meetings of the Board or of any such committee meetings and otherwise carrying out their duties. Any director receiving such compensation shall not be barred from serving the Corporation in any other capacity and receiving reasonable compensation for such other services.

3.8 Resignation.

A director may resign at any time by delivering written notice to the Board of Directors, the Chairman, Chief Executive Officer or President, or to the Corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

3.9 Vacancies.

Any vacancy on the Board of Directors, including a vacancy that results from an increase in the number of directors or a vacancy that results from the removal of a director with cause, may be filled only by the Board of Directors. The Board of Directors may fill such vacancy by an affirmative vote of a majority of the directors then in office, even though the directors remaining in office may constitute fewer than a quorum of the Board of Directors.

3.10 Removal of Directors.

Any director may be removed from office, but only for cause, and only by the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of the shares entitled to vote for the election of directors, considered for this purpose as one class. A director may be removed by the shareholders only at a meeting called for the purpose of removing him, and the meeting notice must state that the purpose or one of the purposes of the meeting is removal of directors. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies, removal and other features of such directorships shall be governed by the terms of the Corporation's Charter and these Bylaws applicable thereto.

3.11 Organization.

At each meeting of the Board, one of the following shall act as chairman of the meeting and preside thereat, in the following order of precedence:

(a) the Chairman of the Board;

(b) the Chief Executive Officer (if a director);

(c) the President (if a director); or

(d) any director designated by a majority of the directors present.

The Secretary or, in the case of his absence, an Assistant Secretary, if an Assistant Secretary has been appointed and is present, or any person whom the chairman of the meeting shall appoint shall act as secretary of such meeting and keep the minutes thereof.

ARTICLE IV

COMMITTEES

4.1 Committees.

Unless the Charter otherwise provides, the Board of Directors may create one (1) or more committees, each consisting of one (1) or more members. All members of committees of the Board of Directors that exercise powers of the Board must be members of the Board and serve at the pleasure of the Board.

The creation of a committee and appointment of a member or members to it must be approved by the greater of (i) a majority of all directors in office when the action is taken or (ii) the number of directors required by the Charter or these Bylaws to take action.

To the extent specified by the Board of Directors or in the Charter, each committee may exercise the authority of the Board of Directors. A committee may not, however:

    authorize distributions, except according to a formula or method prescribed by the Board of Directors;

(ii) approve or propose to shareholders action that the Act requires to be approved by shareholders;

(iii) fill vacancies on the Board or on any committee thereof;

(iv) amend the Charter;

(v) adopt, amend or repeal the Bylaws;

(vi) approve a plan of merger not requiring shareholder approval;

(vii) authorize or approve reacquisitions of shares, except according to a formula or method prescribed by the Board of Directors; or

(viii) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the Board of Directors may authorize such committee to do so within limits specifically prescribed by the Board.

All such committees and their members shall be governed by the same statutory requirements and the requirements of these Bylaws regarding meetings, action without meetings, notice and waiver of notice, quorum and voting requirements as are applicable to the Board of Directors and its members.

ARTICLE V

OFFICERS

5.1 Number.

The principal officers of the Corporation shall be a Chairman, a Chief Executive Officer, a President, one or more Vice-Presidents, a Secretary, a Treasurer and/or Chief Financial Officer and such other principal officers, including one or more Controllers, as may be from time to time appointed by the Board of Directors or by the Chief Executive Officer with the approval of the Board. One person may simultaneously hold more than one office except neither the Chief Executive Officer nor the President may simultaneously hold the office of Secretary. In addition to the principal officers of the Corporation enumerated above, the Corporation may have such other subordinate officers, agents and employees as the Board, the Chairman or the Chief Executive Officer may deem necessary, including one or more Assistant Secretaries, one or more Assistant Treasurers and one or more Assistant Controllers, each of whom shall hold office for such period, have such authority and perform such duties as the Board of Directors, the Chairman or the Chief Executive Officer may from time to time determine. The Board may delegate to any principal officer in addition to the Chairman and the Chief Executive Officer the power to appoint and define the authority and duties of, or remove, any such officers, agents and employees. The officers of the Corporation need not be shareholders of the Corporation, nor, except in the case of the Chairman of the Board and the Chief Executive Officer, need such officers be directors of the Corporation.

5.2 Appointment.

The principal officers shall be appointed annually by the Board at the first meeting of the Board following the annual meeting of the shareholders, or as soon thereafter as is conveniently possible. Each officer shall serve at the pleasure of the Board and until his successor shall have been appointed, or until his earlier death, resignation or removal.

5.3 Resignation and Removal.

An officer may resign at any time by delivering notice to the Corporation. Such resignation is effective when such notice is delivered unless such notice specifies a later effective date. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. An officer's resignation does not affect the Corporation's contract rights, if any, with the officer. The Board of Directors may remove any officer at any time with or without cause, but such removal shall not prejudice the contract rights, if any, of the person so removed.

5.4 Vacancies.

Any vacancy in any principal office from any cause may be filled for the unexpired portion of the term by the Board of Directors or such other manner as the Board shall determine. Any vacancy in any other office from any cause may be filled for the unexpired portion of the term by the Board of Directors or such other manner as the Board shall determine, or by the Chairman or the Chief Executive Officer.

5.5 Duties.

(a) Chairman. The Chairman shall preside at all meetings of the shareholders and the Board of Directors at which he is present and shall see that all orders and resolutions of the Board of Directors are carried into effect.

(b) Chief Executive Officer. The Chief Executive Officer shall (i) be primarily responsible for the general management of the business affairs of the Corporation and for implementing the policies and directives of the Board of Directors, (ii) preside at all meetings of shareholders and the Board of Directors if the Chairman is not present thereat, and (iii) perform such other duties as from time to time may be assigned by the Board of Directors or any committee thereof or the Chairman.

(c) President. The President of the Corporation shall be the chief operating officer and have general supervision over the active management of the business of the Corporation. He shall have the general powers and duties of supervision and management usually vested in the office of the President of a corporation and shall perform such other duties as the Chairman, the Chief Executive Officer, the Board of Directors or any committee thereof may from time to time prescribe.

(d) Vice President. The Vice President or Vice Presidents (if any) shall be active officers of the Corporation, shall assist the Chairman, the Chief Executive Officer and the President in the active management of the business, and shall perform such other duties as the Chairman, the Chief Executive Officer, the President, the Board of Directors or any committee thereof may from time to time prescribe.

(e) Secretary. The Secretary shall, to the extent practicable, attend all meetings of the Board of Directors and all meetings of the shareholders and shall prepare and record all votes and all minutes of all such meetings in a book to be kept for that purpose; he shall perform like duties for any committee when required. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors when required, and unless directed otherwise by the Board of Directors, shall keep a stock record containing the names of all persons who are shareholders of the Corporation, showing their place of residence and the number of shares held by them respectively. The Secretary shall have the responsibility of authenticating records of the Corporation. The Secretary shall perform such other duties as may be prescribed from time to time by the Chairman, the Chief Executive Officer, the President, the Board of Directors or any committee thereof.

(f) Treasurer. The Treasurer shall have the care and custody of the Corporation's funds and securities, shall keep or cause to be kept full and accurate account of receipts and disbursements in books belonging to the Corporation, and shall deposit or cause to be deposited all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse or cause to be disbursed the funds of the Corporation as required in the ordinary course of business or as may be ordered by the Board, the Chairman, the Chief Executive Officer or the President, taking proper vouchers for such disbursements, and shall render to the Chairman, the Chief Executive Officer, the President and directors at the regular meetings of the Board, or whenever they may require it, an account of all of his transactions as Treasurer and the financial condition of the Corporation. He shall perform such other duties as may be incident to his office or as prescribed from time to time by the Chairman, the Chief Executive Officer, the President, the Board of Directors or any committee thereof. The Treasurer shall give the Corporation a bond, if required by the Board of Directors, in a sum and with one or more sureties satisfactory to the Board for the faithful performance of the duties of his office and for the restoration to the Corporation in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation. The Board of Directors shall also have authority to appoint a Chief Financial Officer who shall have such of the authorities and duties of the Treasurer specified above as the Board of Directors, the Chairman, the Chief Executive Officer or the President shall direct and such other duties as may be incident to his office or as prescribed from time to time by the Chairman, the Chief Executive Officer, the Board of Directors or any committee thereof.

(g) Delegation of Duties. In case of the absence or disability of any officer of the Corporation or of any person authorized to act in his place, the Board of Directors may from time to time delegate the powers and duties of such officer to any officer, or any director, or any other person whom it may select, during such period of absence or disability.

5.6 Indemnification and Insurance.

(a) Indemnification. The Corporation shall indemnify and advance expenses to each present and future director and officer of the Corporation, or any person who may have served at its request as a director or officer of another corporation (and, in either case, his heirs, executors and administrators), to the full extent allowed by the laws of the State of Tennessee, both as now in effect and as hereafter adopted. The Corporation may indemnify and advance expenses to any employee or agent of the Corporation who is not a director or officer (and his heirs, executors and administrators) to the same extent as to a director or officer, if the Board of Directors determines that to do so is in the best interests of the Corporation.

(b) Non-Exclusivity of Rights. The indemnification and advancement of expenses provisions of subsection (a) of this Section 5.6 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Charter, provision of these Bylaws, resolution adopted by the shareholders, resolution adopted by the Board of Directors or contract providing for such indemnification or advancement of expenses.

(c) Insurance. The Corporation may maintain insurance (including, without limitation, employed lawyers liability insurance), at its expense, to protect itself and any individual who is or was a director, officer, employee or agent of the Corporation, or who, while a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Act.

ARTICLE VI

SHARES OF STOCK

6.1 Shares with or without Certificates.

The Board of Directors may authorize that some or all of the shares of any or all of the Corporation's classes or series of stock be evidenced by a certificate or certificates of stock. The Board of Directors may also authorize the issue of some or all of the shares of any or all of the Corporation's classes or series of stock without certificates. The rights and obligations of shareholders with the same class and/or series of stock shall be identical whether or not their shares are represented by certificates.

(a) Shares with Certificates. If the Board of Directors chooses to issue shares of stock evidenced by a certificate or certificates, each individual certificate shall include the following on its face: (i) the Corporation's name, (ii) the fact that the Corporation is organized under the laws of the State of Tennessee, (iii) the name of the person to whom the certificate is issued, (iv) the number of shares represented thereby, (v) the class of shares and the designation of the series, if any, which the certificate represents, and (vi) such other information as applicable law may require or as may be lawful.

If the Corporation is authorized to issue different classes of shares or different series within a class, the designations, relative rights, preferences and limitations determined for each series (and the authority of the Board of Directors to determine variations for future series) shall be summarized on the front or back of each certificate. Alternatively, each certificate shall state on its front or back that the Corporation will furnish the shareholder this information in writing, without charge, upon request.

Each certificate of stock issued by the Corporation shall be signed (either manually or in facsimile) by the Chairman, the Chief Executive Officer, the President or a Vice President, and by the Secretary, an Assistant Secretary, or the Treasurer. If the person who signed a certificate no longer holds office when the certificate is issued, the certificate is nonetheless valid.

(b) Shares without Certificates. If the Board of Directors chooses to issue shares of stock without certificates, the Corporation, if required by the Act, shall, within a reasonable time after the issue or transfer of shares without certificates, send the shareholder a written statement of the information required on certificates by Section 6.1(a) of these Bylaws and any other information required by the Act.

6.2 Subscriptions for Shares.

Subscriptions for shares of the Corporation shall be valid only if they are in writing. Unless the subscription agreement provides otherwise, subscriptions for shares, regardless of the time when they are made, shall be paid in full at such time, or in such installments and at such periods, as shall be determined by the Board of Directors. All calls for payment on subscriptions shall be uniform as to all shares of the same class or of the same series, unless the subscription agreement specifies otherwise.

6.3 Transfers.

Transfers of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by (i) the holder of record thereof, (ii) his legal representative, who, upon request of the Corporation, shall furnish proper evidence of authority to transfer, or (iii) his attorney, authorized by a power of attorney duly executed and filed with the Secretary of the Corporation or with a duly appointed transfer agent. Such transfers shall be made only upon surrender, if applicable, of the certificate or certificates for such shares properly endorsed and with all taxes thereon paid.

6.4 Lost, Destroyed, or Stolen Certificates.

No certificate for shares of stock of the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen except on production of evidence, satisfactory to the Board of Directors or Transfer Agent for the Corporation's stock, of such loss, destruction or theft, and, if the Board of Directors or Transfer Agent for the Corporation's stock so requires, upon the furnishing of an indemnity bond in such amount and with such terms and such surety as either the Board of Directors or Transfer Agent for the Corporation's stock may in its discretion require.

ARTICLE VII

CORPORATE ACTIONS

7.1 Contracts.

Unless otherwise required by the Board of Directors, the Chairman, the Chief Executive Officer, the President or any Vice President, the Secretary, the Treasurer or the Chief Financial Officer (if one is appointed) shall execute contracts or other instruments on behalf of and in the name of the Corporation and such officers shall have the authority to delegate such power (including authority to redelegate) by written instrument to other officers, employees or agents of the Corporation. The Board of Directors may from time to time authorize any other officer, assistant officer or agent to enter into any contract or execute any instrument in the name of and on behalf of the Corporation as it may deem appropriate, and such authority may be general or confined to specific instances.

7.2 Checks, Drafts, Etc.

Unless otherwise required by the Board of Directors, all checks, drafts, bills of exchange and other negotiable instruments of the Corporation shall be signed by either the Chairman, the Chief Executive Officer, the President, a Vice President, the Treasurer, the Chief Financial Officer (if one is appointed) or such other officer, assistant officer or agent of the Corporation as may be authorized so to do by the Board of Directors, the Chairman, the Chief Executive Officer, the Treasurer or the President. Such authority may be general or confined to specific business, and, if so directed by the Board of Directors, the Chairman, the Chief Executive Officer, the Treasurer or the President, the signatures of two or more such officers may be required.

7.3 Deposits.

All funds of the Company not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks or other depositories as the Board of Directors or Treasurer, or any other officer of the Corporation to whom power in this respect shall have been given by the Board, may authorize.

7.4 Voting Securities Held by the Corporation.

Unless otherwise required by the Board of Directors, the Chairman, the Chief Executive Officer or the President shall have full power and authority on behalf of the Corporation to attend any meeting of security holders, or to vote or take action on written consent as a security holder, of other corporations or other entities in which the Corporation may hold securities. In connection therewith the Chairman, the Chief Executive Officer or the President shall possess and may exercise any and all rights and powers incident to the ownership of such securities which the Corporation possesses. Each such designated officer shall have the authority from time to time to appoint an agent or agents of the Corporation to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation, and to vote or consent with respect to such stock or securities. Such designated officers may instruct the person or persons so appointed as to the manner of exercising such powers and rights, and such designated officers or agents so appointed may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, such written proxies, powers of attorney or other instruments as they may deem necessary or proper in order that the Corporation may exercise its powers and rights. The Board of Directors may, from time to time, confer like powers upon any other person or persons.

7.5 Dividends.

The Board of Directors may, from time to time, declare, and the Corporation may pay, dividends on or make other distributions with respect to its outstanding shares of capital stock in the manner and upon the terms and conditions provided by applicable law. The record date for the determination of shareholders entitled to receive the payment of any dividend or other distribution shall be determined by the Board of Directors, but in any event shall not be less than ten (10) days prior to the date of such payment.

ARTICLE VIII

FISCAL YEAR

The fiscal year of the Corporation shall be determined by the Board of Directors, and in the absence of such determination, shall end on December 31 of each year.

ARTICLE IX

CORPORATE SEAL

The Corporation may have a corporate seal, but the use of or failure to use any such seal shall not have any legal effect on any action taken or instrument executed by or on behalf of the Corporation. The seal may be used by impressing or affixing it to an instrument or by causing a facsimile thereof to be printed or otherwise reproduced thereon.

ARTICLE X

AMENDMENT OF BYLAWS

These Bylaws may be altered, amended or repealed, and new Bylaws may be adopted at any meeting of the shareholders by the affirmative vote of the holders of not less than seventy-five percent (75%) of the outstanding shares entitled to vote at a meeting of shareholders called for that purpose, or by the affirmative vote of a majority of the members of the Board of Directors who are present at any regular or special meeting of the Board.

ARTICLE XI

NOTICE

Unless otherwise provided for in these Bylaws, any notice required shall be in writing except that oral notice is effective if it is reasonable under the circumstances and not prohibited by the Charter or these Bylaws. Notice may be communicated in person; by telephone, telegraph, teletype or other form of wire or wireless communication; or by mail or private carrier. If these forms of personal notice are impracticable, notice may be communicated by a newspaper of general circulation in the area where published; or by radio, television or other form of public broadcast communication. Written notice to a domestic or foreign corporation authorized to transact business in Tennessee may be addressed to its registered agent at its registered office or to the corporation or its secretary at its principal office as shown in its most recent annual report or, in the case of a foreign corporation that has not yet delivered an annual report, in its application for a certificate of authority.

Written notice, if in a comprehensible form, is effective at the earliest of the following: (a) when received, (b) five (5) days after its deposit in the United States mail, if mailed correctly addressed to the shareholder's address shown in the Corporation's current record of shareholders, and with first class postage affixed thereon; (c) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee; or (d) twenty (20) days after its deposit in the United States mail, as evidenced by the postmark if mailed correctly addressed to the shareholder's address shown in the Corporation's current record of shareholders and with other than first class, registered or certified postage affixed. Oral notice is effective when communicated if communicated in a comprehensible manner.

As adopted by the Board of Directors on May 25, 2002 and amended by the Board of Directors on March 11, 2009.